SCHEDULE 14A
                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


Filed by the Registrant  [   ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[   ]   Preliminary Proxy Statement         [   ] Confidential, for Use of the
[   ]   Definitive Proxy Statement                Commission Only (as Permitted
[ X ]   Definitive Additional Materials           by Rule 14a-6(e)(2))
[   ]   Soliciting Material Pursuant to
        240.14a-11(c) or 240.14a-12


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                              Echlin Inc.
           (Name of Registrant as Specified In Its Charter)

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                            SPX Corporation
 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Payment of Filing Fee (Check the appropriate box):

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      3)    Per unit price or other  underlying  transaction  computed pursuant to Exchange Act Rule 0-11:

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[   ] Fee paid previously with preliminary materials.
[   ] Check  box if any part of the fee is  offset  as  provided  by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing
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Contacts:

Charles A. Bowman
SPX Director of Corporate Finance
(616) 724-5194

George Sard/Anna Cordasco/Paul Caminiti
Sard Verbinnen & Co
(212) 687-8080

             COURT SETS MAY 7 HEARING ON SPX/ECHLIN LITIGATION

     MUSKEGON, MICHIGAN, APRIL 17, 1998 - SPX Corporation (NYSE: SPW) today announced that the U.S. District Court for the District of Connecticut has scheduled a hearing for May 7, 1998 at 9:30 a.m. to consider preliminary injunction motions pending between SPX and Echlin Inc. (NYSE: ECH) regarding a special shareholder meeting that has been demanded by the owners of more than 50% of Echlin's outstanding shares. The Court's Scheduling Order provides: "In order that SPX not be prejudiced by the establishment of this schedule, should SPX prevail on its preliminary injunction application and the Court order Echlin to call and hold a special meeting, the special meeting shall be held no later than June 23, 1998 (90 days from March 25, 1998)."

     "We are pleased that the Court has indicated that it will act swiftly on this matter and we are confident in our legal position," said John B. Blystone, Chairman, President and CEO of SPX. "SPX remains committed to taking all necessary action to ensure that Echlin shareholders are given the opportunity to decide for themselves who they want to run their company."

     Owners of approximately 31.8 million Echlin shares, representing more than 50% of Echlin's outstanding shares, have demanded a special shareholder meeting. Under Connecticut law and Echlin's own by-laws, Echlin must hold a special meeting within 90 days of receiving demands by holders of 35% of its outstanding shares.

     SPX Corporation is a global provider of Vehicle Service Solutions to franchised dealers and independent service locations, Service Support to Vehicle Manufacturers, and Vehicle Components to the worldwide motor vehicle industry. SPX's Internet address is www.spx.com.